EXHIBIT 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsection (a) and (b) of Section 1350 of Chapter 63 of Title 18 of the United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officer of Vornado Realty Trust (the “Company”), hereby certifies, to such officer’s knowledge, that:

The Annual Report on Form 10-K for year ended December 31, 2010 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 23, 2011		/s/ Michael D. Fascitelli
	Name:	Michael D. Fascitelli
	Title:	President and Chief Executive Officer